Exhibit 10.45

AMENDMENT NO.12 TO THE
NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 12 ("the Amendment") to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc. ("Distributor"), a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina, 29615, and Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 ("Cisco"), is effective as of the date of last signature below (the "Amendment Effective Date"). All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

WHEREAS, Cisco and Distributor previously entered into a Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (the "Agreement"); and

WHEREAS, Cisco and Distributor desire to extend the Term of the Agreement;

NOW THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all of the parties to this Amendment, Cisco and Distributor hereby represent, covenant and agree as follows:

1.
The Term of the Agreement is hereby renewed for two (2) years from the Effective Date, unless sooner terminated as provided for in the Agreement. If the Agreement expired prior to the Amendment Effective Date, any orders received and Products and Services purchased between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this Amendment. The parties further agree that if Distributor places Purchase Orders after the expiration of the Agreement, and Cisco accepts such Purchase Orders, then any such Purchase Orders shall be governed by the terms and conditions of the Agreement; provided, however that acceptance by Cisco of any Purchase Order placed after the Agreement has expired will not be considered as an extension of the term of the Agreement nor a renewal thereof. Notwithstanding Cisco's right to extend the term of the Agreement, each party acknowledges that the Agreement shall always be interpreted as being limited in duration to a definite term and that the other party has made no commitments whatsoever regarding the renewal of the Agreement beyond those expressly agreed in writing."

2.
This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.

3.	All other terms of the Agreement remain the same. Capitalized terms in the Amendment shall have the same meaning as those terms have in the Agreement.